UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

BRC Merger Sub, LLC

as successor by merger to FBR & Co.

(Exact name of registrant as specified in its charter)

Virginia	001-33518	20-5164223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 North Seventeenth Street Arlington, VA	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 312-9500

FBR & CO.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 1, 2017, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of March 15, 2017, and effective as of February 17, 2017 (as amended, modified or otherwise supplemented, the “Merger Agreement”), by and among FBR & Co., a Virginia corporation (the “Company”), B. Riley Financial, Inc., a Delaware corporation (“B. Riley”), and BRC Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of B. Riley (“Merger Sub”), the Company merged with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”).

Pursuant to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each outstanding share of the Company’s common stock, par value $0.001 per share (“Company Common Stock”), excluding certain specified shares as described in the Merger Agreement, was converted into the right to receive 0.671 (the “Exchange Ratio”) of a share of B. Riley’s common stock, par value $0.0001 per share (“B. Riley Common Stock”). For each fractional share that would have otherwise been issued, B. Riley will pay cash in an amount equal to such fraction (rounded to the nearest thousandth when expressed in decimal form) multiplied by $14.41, which was the average of the per share closing prices of B. Riley Common Stock as quoted on NASDAQ over the 20 full trading days ending on May 24, 2017.

In addition, on May 19, 2017 the board of directors of the Company (the “Company Board”) declared a special cash dividend (the “Pre-Closing Dividend”) to Company shareholders of record at the close of business on May 30, 2017. The Pre-Closing Dividend on a per share basis was equal to $7.61 (the “Per Share Pre-Closing Dividend”). The Company will pay the Pre-Closing Dividend on or about June 1, 2017.

Furthermore, pursuant to the terms and conditions set forth in the Merger Agreement at the effective time of the Merger:

•	each outstanding option to purchase shares of Company Common Stock (a “Company Option”) under the Company’s 2006 Long-Term Incentive Plan, as amended and restated, including each subplan thereof (including the Company’s 2013 Performance Share Unit Program and the Company’s 2016 Retention and Incentive Plan) (collectively, the “Stock Plan”) vested and ceased to represent an option to purchase shares of Company Common Stock and was converted into a number of shares of B. Riley Common Stock determined in accordance with the terms of the Merger Agreement;

•	each outstanding share of restricted stock (a “Company Restricted Share”) granted under the Stock Plan, ceased to represent a restricted share of Company Common Stock and was converted into (i) a number of restricted shares of B. Riley Common Stock equal to the Exchange Ratio (rounded to the nearest whole number) and (ii) the right to receive a cash payment equal to the Per Share Pre-Closing Dividend;

•	each outstanding restricted stock unit (a “Company RSU”) granted under the Stock Plan, whether vested or unvested, ceased to represent a restricted stock unit denominated in shares of Company Common Stock and was converted into (i) a restricted stock unit denominated in shares of B. Riley Common Stock (a “B. Riley Stock-Based RSU”) covering a number of shares of B. Riley Common Stock equal to the product (rounded to the nearest whole number) of the Exchange Ratio and the number of shares of Company Common Stock subject to such Company RSU immediately prior to the effective time of the Merger and (ii) the right to receive a cash payment equal to the Per Share Pre-Closing Dividend (multiplied by the number of shares of Company Common Stock subject to such Company RSU, determined in accordance with the terms of the Merger Agreement);

•	each outstanding performance stock unit (a “Company PSU”) under the Stock Plan, whether vested or unvested, ceased to represent a performance stock unit denominated in shares of Company Common Stock and was converted into (i) a B. Riley Stock-Based RSU covering a number of shares of B. Riley Common Stock equal to the product (rounded to the nearest whole number) of the Exchange Ratio and the number of shares of Company Common Stock subject to such Company PSU based on the greater of (x) the number of shares of Company Common Stock that would be earned based on actual performance for the most recently completed fiscal quarter prior to the effective time of the Merger, as reasonably determined by the compensation committee of the Company Board and (y) the level of achievement resulting in 50% of the number of shares of Company Common Stock being earned and (ii) the right to receive a cash payment equal to the Per Share Pre-Closing Dividend (multiplied by the number of shares of Company Common Stock subject to such Company PSU, determined in accordance with the terms of the Merger Agreement); and

•	each outstanding option to purchase a share of Company Common Stock held by a certain investor, whether vested or unvested, ceased to represent an option to purchase shares of Company Common Stock and was converted into an option to purchase shares of B. Riley Common Stock, with the number of shares and exercise price equitably adjusted to reflect the Pre-Closing Dividend and the shares of B. Riley Common Stock issued in the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement incorporated by reference as Exhibit 2.1 hereto and is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the completion of the Merger, on June 1, 2017 the Company notified the NASDAQ Stock Market (the “NASDAQ”) that the Merger closed and requested that the NASDAQ (i) suspend trading of Company Common Stock on the NASDAQ and remove Company Common Stock from listing on the NASDAQ as of the close of business on June 1, 2017 and (ii) file with the SEC a notification of removal from listing and registration on Form 25 to report the delisting of the Company Common Stock and to effect the deregistration of the Company’s Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (“Exchange Act”).

B. Riley intends to file a certification on Form 15 with respect to the deregistration of Company Common Stock under Section 12(g) of the Exchange Act which will suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As of the effective time of the Merger, each holder of a certificate formerly representing any shares of Company Common Stock or of book-entry shares of Company Common Stock no longer has any rights with respect to such shares, except for the right to receive the Merger Consideration as set forth in the Merger Agreement.

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.01.

As a result of the Merger, the Company merged with and into Merger Sub, with Merger Sub continuing as the surviving company as a direct wholly owned subsidiary of B. Riley.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 2.01 of the Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger and pursuant to the Merger Agreement, at the effective time of the Merger the Company ceased to exist and Merger Sub continued as the surviving company and each of Richard J, Hendrix, Dr. Reena Aggarwal, Thomas J. Hynes, Jr., Richard A. Kraemer, Allison M. Leopold Tilley, Mark R. Patterson, Arthur J. Reimers and William F. Strome (the “Former Directors” ceased serving as members of the board of directors of the Company and, in connection therewith, the Former Directors also ceased serving on any committees of which such Former Directors were members.

In addition, as a result of the Merger and pursuant to the Merger Agreement, at the effective time of the Merger, each executive officer of the Company listed below ceased serving as executive officers of the Company:

•	Richard J. Hendrix	President and Chief Executive Officer

•	Gavin A. Beske	Senior Vice President, General Counsel and Corporate Secretary

•	Adam J. Fishman	Executive Vice President and Head of Institutional Brokerage

•	Kenneth P. Slosser	Executive Vice President and Head of Investment Banking

•	Robert J. Kiernan	Senior Vice President, Controller and Chief Accounting Officer

•	Bradley J. Wright	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

B. Riley & Co., LLC and B. Riley have entered into an employment agreement with Mr. Hendrix that supersedes his existing employment agreement with the Company effective as of the closing of the Merger. Beginning on the closing date of the Merger, Mr. Hendrix will serve as President and Chief Executive Officer of the entity that will house the investment banking and brokerage businesses of FBR and B. Riley & Co., LLC and serve on the Board of Directors of B. Riley.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in Item 2.01 of the Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger and pursuant to the Merger Agreement, at the effective time of the Merger the Company ceased to exist and Merger Sub continued as the surviving company. The certificate of formation and limited liability company agreement of Merger Sub as in effect immediately prior to the effective time of the Merger remained as the certificate of formation and limited liability company agreement of Merger Sub, as the surviving company of the Merger. Copies of Merger Sub’s certificate of formation and limited liability company agreement are included as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of the shareholders (the “Special Meeting”) of the Company was held on June 1, 2017. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders of the Company at the Special Meeting.

1. Approval of the Merger Agreement, pursuant to which the Merger would occur:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,214,222	26,963	21,377	0

2. Approval on an advisory (non-binding) basis, of the compensation that may be paid or become payable to FBR & Co.’s executive officers in connection with the Merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,495,637	739,118	27,807	0

3. Approval of one or more adjournments of the Special Meeting of the Company’s shareholders, if necessary or appropriate:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,007,437	234,573	20,642	0

Adjournment of the Special Meeting was not necessary or appropriate because there was a quorum present and there were sufficient votes at the time of the Special Meeting to approve the Merger Agreement.

Item 8.01 Other Events

On June 1, 2017, B. Riley issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of March 15, 2017, and effective as of February 17, 2017, by and among FBR & Co., B. Riley Financial, Inc. and BRC Merger Sub, LLC (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Form DEFM14A filed on May 1, 2017 and incorporated herein by reference).*

3.1	Certificate of Formation of BRC Merger Sub, LLC.

3.2	Limited Liability Company Agreement of BRC Merger Sub, LLC.

99.1	Press Release, dated June 1, 2017.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2017

BRC MERGER SUB, LLC AS SUCCESSOR TO FBR & CO.

By:	B. RILEY FINANCIAL, INC., its sole member

By:	/s/ Phillip J. Ahn
Name:	Phillip J. Ahn
Title:	Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of March 15, 2017, and effective as of February 17, 2017, by and among FBR & Co., B. Riley Financial, Inc. and BRC Merger Sub, LLC (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Form DEFM14A filed on May 1, 2017 and incorporated herein by reference).*

3.1	Certificate of Formation of BRC Merger Sub, LLC.

3.2	Limited Liability Company Agreement of BRC Merger Sub, LLC.

99.1	Press Release, dated June 1, 2017.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.